                                                                   EXHIBIT H-4.3
                                                                     PAGE 1 OF 2


ATLANTIC CITY ELECTRIC COMPANY
PROJECTION WITH SECURITIZATION
CASH FLOW

                                                                          QUARTER ENDING
                                                --------------------------------------------------------------------
                                                  9/30/01   12/31/01    3/31/02     6/30/02    9/30/02   12/31/02     2003
                                                  -------   --------    -------     -------    -------   --------     ----
NET INCOME                                           *          *          *           *          *          *          *
OTHER                                                *          *          *           *          *          *          *
                                                -------------------------------------------------------------------------------
NET CASH FROM OPERATIONS                             *          *          *           *          *          *          *

CAPITAL EXPENDITURES                                 *          *          *           *          *          *          *
SALE OF ASSETS                                       *          *          *           *          *          *          *
                                                -------------------------------------------------------------------------------
NET CASH USED IN INVESTING                           *          *          *           *          *          *          *

SHORT-TERM DEBT                                      *          *          *           *          *          *          *
LONG-TERM DEBT                                       *          *          *           *          *          *          *
SECURITIZATION DEBT (INCLUDING
MATURITY)                                            *          *          *           *          *          *          *
APIC - COMMON STOCK                                  *          *          *           *          *          *          *
PREFERRED STOCK                                      *          *          *           *          *          *          *
PREFERRED DIVIDENDS                                  *          *          *           *          *          *          *
COMMON DIVIDENDS                                     *          *          *           *          *          *          *
                                                -------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING                       *          *          *           *          *          *          *

NET CHANGE IN CASH                                   *          *          *           *          *          *          *

CASH & Cash Equivalents                  *           *          *          *           *          *          *          *




FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.

                                                                   EXHIBIT H 4.3
                                                                     PAGE 2 OF 2


ATLANTIC CITY ELECTRIC COMPANY
PROJECTION
CAPITALIZATION

(Excluding securitization)   6/30/01   9/30/01   12/31/01    3/31/02    6/30/02    9/30/02    12/31/02      2003
                             -------   -------   --------    -------    -------    -------    --------      ----
SHORT-TERM DEBT                 *         *          *          *          *          *           *          *
LONG-TERM DEBT                  *         *          *          *          *          *           *          *
SECURITIZATION DEBT             *         *          *          *          *          *           *          *
                            -----------------------------------------------------------------------------------------
TOTAL DEBT                      *         *          *          *          *          *           *          *
PREFERRED STOCK                 *         *          *          *          *          *           *          *
COMMON STOCK & APIC             *         *          *          *          *          *           *          *
RETAINED EARNINGS               *         *          *          *          *          *           *          *
                            -----------------------------------------------------------------------------------------
COMMON EQUITY                   *         *          *          *          *          *           *          *

TOTAL CAPITALIZATION            *         *          *          *          *          *           *          *
                            =========================================================================================


TOTAL DEBT                      *         *          *          *          *          *           *          *
PREFERRED STOCK                 *         *          *          *          *          *           *          *
COMMON EQUITY                   *         *          *          *          *          *           *          *
                            -----------------------------------------------------------------------------------------
TOTAL CAPITALIZATION            *         *          *          *          *          *           *          *
                            =========================================================================================



(Including securitization)   6/30/01   9/30/01   12/31/01    3/31/02    6/30/02    9/30/02    12/31/02      2003
                             -------   -------   --------    -------    -------    -------    --------      ----
SHORT-TERM DEBT                 *         *          *          *          *          *           *          *
LONG-TERM DEBT                  *         *          *          *          *          *           *          *
SECURITIZATION DEBT             *         *          *          *          *          *           *          *
                            -----------------------------------------------------------------------------------------
TOTAL DEBT                      *         *          *          *          *          *           *          *
PREFERRED STOCK                 *         *          *          *          *          *           *          *
COMMON STOCK & APIC             *         *          *          *          *          *           *          *
RETAINED EARNINGS               *         *          *          *          *          *           *          *
                            -----------------------------------------------------------------------------------------
COMMON EQUITY                   *         *          *          *          *          *           *          *
TOTAL CAPITALIZATION            *         *          *          *          *          *           *          *
                            =========================================================================================


TOTAL DEBT                      *         *          *          *          *          *           *          *
PREFERRED STOCK                 *         *          *          *          *          *           *          *
COMMON EQUITY                   *         *          *          *          *          *           *          *
                            -----------------------------------------------------------------------------------------
TOTAL CAPITALIZATION            *         *          *          *          *          *           *          *
                            =========================================================================================



FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.